Execution Version

Exhibit 10.3

GUARANTY

This GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of September 7, 2012 by CIG PROPERTIES, LLC (the “Guarantor”) in favor of and for the benefit of MACQUARIE BANK LIMITED, as Administrative Agent and Collateral Agent (in such capacities, the “Guarantied Party”) for itself and the Lenders referred to below and for the benefit of the other Beneficiaries (as defined herein).

RECITALS

WHEREAS, CIG Comp Tower, LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Lenders from time to time party thereto and Guarantied Party have entered into that certain Credit Agreement, dated as of August 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower is a direct wholly-owned subsidiary of the Guarantor;

WHEREAS, it is a condition precedent to the making of any Advance the Credit Agreement that the Borrower’s obligations thereunder be guarantied by the Guarantor pursuant to the terms of this Guaranty; and

WHEREAS, the Guarantor has independently determined that the execution, delivery and performance of the Guaranty will directly benefit the Guarantor and is in the best interest of the Guarantor, and the Guarantor is willing irrevocably and unconditionally to guaranty such obligations of the Borrower pursuant to the terms of this Guaranty.

NOW THEREFORE, in consideration of the premises and the covenants and the agreements herein set forth and in order to induce Guarantied Party and the Lenders to execute certain of the Loan Documents and the Lenders to make the Advances and/or other financial accommodations under the Credit Agreement, the Guarantor hereby agrees as follows:

SECTION 1
DEFINITIONS

Section 1.1            Certain Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.  In addition, as used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

“Beneficiaries” means Guarantied Party and Lenders.

“Fraudulent Transfer Law” has the meaning set forth in Section 2.2.

“Guarantied Obligations” has the meaning set forth in Section 2.1.

“payment in full”, “paid in full” or any similar term means payment in full of the Guarantied Obligations, including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of Beneficiaries as and to the extent required under the Loan Documents.

Section 1.2            Interpretation.

(a)                References to “Sections” shall be to Sections of this Guaranty unless otherwise specifically provided.

(b)               In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

SECTION 2
THE GUARANTY

Section 2.1            Guaranty of the Guarantied Obligations.  Subject to the provisions of Section 2.2, the Guarantor hereby irrevocably and unconditionally guaranties for the benefit of the Beneficiaries, as a primary obligor and not merely as a surety, the due and punctual payment in full of all the following obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guarantied Obligations”):

(a)                any and all Obligations of the Borrower now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents, including those arising under successive borrowing transactions (if any) under the Credit Agreement which shall either continue the Obligations of the Borrower or from time to time renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding, including all extensions and refinancings of the foregoing; and

(b)               those expenses set forth in Section 2.7 hereof.

Section 2.2            Limitation on Amount Guarantied.  Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as defined below) is determined by a court of competent jurisdiction to be applicable to the obligations of the Guarantor under this Guaranty, such obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor (x) in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and (y) under any guaranty of any subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2.2, pursuant to which the liability of the Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount).

Section 2.3            Payment by the Guarantor; Application of Payments.  Subject to the provisions of Section 2.2, the Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against the Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guarantied Obligations when and as the same shall become due in accordance with the Loan Documents, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), the Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid.  All such payments shall be applied promptly from time to time by Guarantied Party as provided in the Credit Agreement.

Section 2.4            Liability of the Guarantor Absolute.  The Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.  In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows; provided, that nothing contained herein shall amend, contradict or alter any rights or obligations that the Guarantor, the Borrower, any Lender or Guarantied Party may have under the Credit Agreement or any other Loan Document or any term or provision thereof:

(a)                This Guaranty is a guaranty of payment when due and not of collectibility.

(b)               Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default.

(c)                The obligations of the Guarantor hereunder are independent of the Obligations of the Borrower under the Loan Documents and the obligations of any other guarantor of the Obligations of the Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Guarantor is the alter ego of any of the Borrower and whether or not the Borrower is joined in any such action or actions.

(d)               Payment by the Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guarantied Obligations which has not been paid.  Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce the Guarantor’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

(e)                Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the principal amount of and/or the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

(f)                This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including, without limitation, the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to Events of Default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan

Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guarantied Obligations.

(g)               Should the Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any debtor relief law or become a party to or be made the subject of any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Beneficiaries hereunder, then, the Guarantied Obligations shall be, as between the Guarantor and the Beneficiaries, a fully matured, due, and payable obligation of the Guarantor to the Beneficiaries, payable in full by the Guarantor to the Beneficiaries upon demand, which obligations shall be an amount equal to the estimated amount owing in respect of the contingent claim created hereunder as reasonably estimated by the Beneficiaries unless the petition or application described above which was filed or commenced against the Guarantor is dismissed within 60 days from the date of filing.

Section 2.5            Waivers by the Guarantor.  The Guarantor hereby waives, for the benefit of the Beneficiaries:

(a)                any right to require any Beneficiary, as a condition of payment or performance by the Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

(b)               any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Guarantied Obligations;

(c)                any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)               any defense based upon any Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct;

(e)                (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f)                notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under any Loan Document or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 2.4 hereof and any right to consent to any thereof;

(g)               any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty;

(h)               any defense based upon any Beneficiary’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute;

(i)                 any defense based upon any use of cash collateral or borrowing or any grant of a security interest under Section 363 or 364 of the Bankruptcy Code; and

(j)                 any defense based upon disallowance of any portion of any Beneficiary’s claims for repayment of Guarantied Obligations under Section 502 or 506 of the Bankruptcy Code.

Section 2.6            Waiver of the Guarantor’s Rights of Subrogation, Contribution, Etc.  The Guarantor hereby waives any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the Borrower or any of the Borrower’s assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guarantied Obligations shall have been indefeasibly paid in full, the Guarantor shall withhold exercise of any right of contribution the Guarantor may have against any other guarantor of the Guarantied Obligations.  The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution the Guarantor may have against any other guarantor of the Guarantied Obligations, shall be junior and subordinate to any rights any Beneficiary may have against such Person, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other Person.  If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 2.7            Expenses.  The Guarantor agrees to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

Section 2.8            Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full.  The Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

Section 2.9            Authority of the Guarantor or Borrower.  It is not necessary for any Beneficiary to inquire into the capacity or powers of the Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 2.10        Financial Condition of Borrower.  Any Advances may be granted to the Borrower or continued from time to time without notice to or authorization from the Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation.  No Beneficiary shall have any obligation to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of the Borrower.  The Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.  The Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

Section 2.11        Rights Cumulative.  The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between the Guarantor and any Beneficiary or Beneficiaries or between the Borrower and any Beneficiary or Beneficiaries.  Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 2.12        Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

(a)                So long as any Guarantied Obligations remain outstanding, the Guarantor shall not, without the prior written consent of Guarantied Party acting pursuant to the instructions of all Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower.  The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)               The Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Guarantor and Beneficiaries that the Guarantied Obligations which are guarantied by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guarantied Obligations.  The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c)                In the event that all or any portion of the Guarantied Obligations are paid by the Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

Section 2.13        Set Off.  In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by the Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness of such Beneficiary owing to the Guarantor and any other property of the Guarantor held by any

Beneficiary to or for the credit or the account of the Guarantor against and on account of the Guarantied Obligations and liabilities of the Guarantor to any Beneficiary under this Guaranty.

SECTION 3
REPRESENTATIONS AND WARRANTIES

Section 3.1            The Guarantor’s Relationship to Borrower.  The Guarantor hereby represents and warrants to the Beneficiaries that the Guarantor and the Borrower are members of the same consolidated group of companies and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guaranty.

Section 3.2            Existence.  The Guarantor is duly formed, validly existing, and in good standing under the laws of the state of its formation, and is in good standing and is qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

Section 3.3            Power and Authority.  The Guarantor has and has duly exercised full power and authority to enter into this Guaranty and to guaranty the Guarantied Obligations as herein contemplated and to perform its obligations hereunder.  The execution, delivery, and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary organizational action, (b) do not and will not (i) contravene the terms of the Guarantor’s Organizational Documents, (ii) violate any material Legal Requirement or material contract of the Guarantor, or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (A) any indenture, instrument or agreement to which the Guarantor is a party or is subject, or by which it, or its Property, is bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Guarantor or its Property is subject.

Section 3.4            Enforceable Obligations.  Upon execution and delivery hereof, this Guaranty will constitute a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity

SECTION 4

COVENANTS

Section 4.1            Permitted Activities of the Guarantor.  The Guarantor shall not (a) incur, directly or indirectly, any Debt or any other obligation or liability whatsoever other than the Debt and obligations under this Guaranty and the other Loan Documents; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Security Documents to which it is a party; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Equity Interests of the Borrower, (ii) performing its obligations and activities incidental thereto under the Loan Documents; and (iii) making cash dividends to Holdings; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of the Borrower; or (f) create or acquire any Subsidiary or make or own any Investment in any Person other than the Borrower.

Section 4.2            Separateness.   The guarantor shall at all times (a) maintain its bank accounts, books and records separate from any other Person and otherwise ensure that the records and books of the Guarantor reflect the separate existence of the Guarantor and its assets, (b) separately identify and segregate its funds and assets from those of any other Person and shall not commingle its funds or assets with those of any other Person, (c) hold its assets in its own name, (d) engage in transactions and conduct all business activities in its own name and present itself to the public as a company separate from its member(s), Subsidiaries and all other Persons (including by using its own signage, distinct stationery for written communications and distinct logos), (e) maintain its financial statements, accounting records, and other entity documents separate from any other Person and shall issue and approve its own separate financial statements annually and shall ensure that the Guarantor’s books and records reflect the Guarantor’s transactions, provided, however, the financial position, assets, liabilities, net worth and operating results of the Guarantor may be included in the consolidated financial statements of its Affiliates, provided that such consolidated financial statements contain a footnote indicating that the Guarantor is a separate legal entity, and that it maintains separate books and records and that it has separate assets and liabilities, (f) pay its own obligations and liabilities out of its funds and assets and shall not permit other Persons to pay the Guarantor’s liabilities or obligations, (g) not engage in any transaction with any Affiliate involving any intent to defraud any Person, (h) maintain an arm’s-length relationship with and not be or become operationally dependent on any Affiliate, (i) not assume or guaranty or become obligated for the debts of any other Person and not hold out its credit as being available to satisfy the obligations of any other Person, in each case other than pursuant to this Guaranty and the other Loan Documents, (j) not acquire the debt or securities of its member(s) or any of the direct or indirect owners of the Guarantor or the Guarantor’s Affiliates, (k) allocate fairly and reasonably any shared expenses including, without limitation, shared office space and shall use separate and distinct stationery, invoices and checks, (l) except for the Liens granted pursuant to the Security Documents to which it is a party, not pledge its assets for the benefit of any other Person, (m) hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, (n) not make loans to any Person, (o) not enter into or be a party to, any transaction with its member(s) or any Affiliate of the Guarantor except in the ordinary course of its business and on terms that are fair and no less favorable to the Guarantor than those terms that would be obtained in a comparable arm’s-length transaction with an unrelated third party, (p) promptly correct any known misunderstanding regarding the separate existence and identity of the Guarantor, (q) compensate its employees, if any, from its own funds for services provided to it, (r) maintain adequate capitalization in light of its contemplated business and operations, (s) take all appropriate action necessary to maintain its existence as a limited liability company in good standing under the laws of the State of Delaware, (t) observe strictly all limited liability company, organizational and procedural matters and formalities required by this Guaranty and by applicable law (including the Delaware Limited Liability Company Act), as the case may be, and keep accurate and proper books and records of account, (u) ensure that its funds will be clearly traceable at each step in any financial transaction, (v) ensure that decisions with respect to its business and daily operations have been duly authorized in accordance with its Organizational Documents, (w) hold any meetings of its managers and/or its member(s) separately from those of any other Person, (x) ensure that the Guarantor’s officers and managers do not, in such capacities, act on behalf of other Persons and (y) observe, follow and ensure the accuracy of the factual assumptions set forth in the non-consolidation opinion of Haynes & Boone, LLP dated on or about the Funding Date and referred to in Section 3.2(h) of the Credit Agreement.

Section 4.3            Amendments to Organizational Documents.  The Guarantor shall not amend, modify, supplement or restate any of its Organization Documents without the consent of the Administrative Agent.

SECTION 5
MISCELLANEOUS

Section 5.1            Survival of Warranties.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents.

Section 5.2            Notices.  Any communications between Guarantied Party and the Guarantor and any notices or requests provided herein to be given shall be made in accordance with the provisions of Section 9.2 of the Credit Agreement.

Section 5.3            Severability.  If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Guaranty will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Guaranty so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.4            Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of each Beneficiary and, in the case of any such amendment or modification, the Guarantor against whom enforcement of such amendment or modification is sought.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 5.5            Headings.  Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

Section 5.6            Applicable Law.  THIS GUARANTY, AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR RELATED HERETO, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS.

Section 5.7            Successors and Assigns.  This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its respective successors and assigns.  This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.  The Guarantor shall not assign this Guaranty or any of the rights or obligations of the Guarantor hereunder without the prior written consent of all Lenders.  Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part.  The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Guarantied Obligation, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

Section 5.8            Consent to Jurisdiction and Service of Process.  EACH OF THE PARTIES HERETO HEREBY (A) AGREES THAT ANY ACTION WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT ONLY IN THE NEW YORK STATE COURTS SITTING IN NEW YORK COUNTY OR FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND NEW YORK COUNTY, (B) ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (C) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION IN THOSE JURISDICTIONS, AND (D) WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 5.9            Waiver of Trial by Jury.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.10        Integration.  This writing is intended by the Guarantor and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby and shall supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto.  No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty.  There are no conditions to the full effectiveness of this Guaranty.

Section 5.11        Further Assurances.  At any time or from time to time, upon the request of Guarantied Party, the Guarantor shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

Section 5.12        Counterparts; Effectiveness.  This Guaranty may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same document.  Delivery of an executed counterpart of this Guaranty by facsimile or a scanned copy by electronic mail shall be equally effective as delivery of an original executed counterpart of this Guaranty.  Each fully executed counterpart of this Guaranty shall be deemed to be a duplicate original.  This Guaranty shall become effective as to the Guarantor upon the execution and delivery to Guarantied Party of a counterpart hereof by the Guarantor.

[Remainder of page intentionally left blank; signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTOR:

CIG PROPERTIES, LLC

a Delaware limited liability company

By: Specialty Towers Management, LLC

Manager

By:      _/s/ PAUL J MCGINN__________

            Name:  Paul McGinn

            Title:    Chief Executive Officer

Guaranty

GUARANTIED PARTY:

MACQUARIE BANK LIMITED

By:      /s/ BENJAMIN WU

            Name:  Benjamin Wu

            Title:    Managing Director

By:      /s/ DAVID PRINCE

            Name:  David Prince

            Title:    Managing Director

Guaranty